UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2008
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On December 15, 2008, Leadis Technology, Inc. (the “Company”) issued a press release updating the Company’s revenue guidance for the fourth quarter of 2008.
     The Company also announced that a settlement in principle has been reached regarding the securities class action lawsuit filed in April 2005 pertaining to the Company’s initial public offering of its Common Stock in June 2004. The terms of the settlement, which include no admission of liability or wrongdoing by the Company or its officers or directors, provide for a full and complete release of all claims in the litigation and a payment of $4.2 million to be paid into a settlement fund, pending final documentation and approval by the Court. There will be no earnings or cash effect of this settlement as the settlement amount will be paid entirely by the Company’s liability insurers.
     A copy of the press release is attached hereto as Exhibit 99.1. The attached press release contains forward-looking statements relating to the Company’s expected future performance during the fourth quarter of 2008. A discussion of certain factors which may affect the Company’s operating results is included under the captions “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued on December 15, 2008, by Leadis Technology, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.
Date: December 16, 2008	/s/ John K. Allen
John K. Allen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release issued on December 15, 2008, by Leadis Technology, Inc.